UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT	October 8, 2013

(DATE OF EARLIEST EVENT REPORTED)	October 7, 2013

BOARDWALK PIPELINE PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 7, 2013, Boardwalk GP, LP, which is the sole general partner of Boardwalk Pipeline Partners, LP (the “Partnership”), entered into an amendment to the Partnership’s limited partnership agreement (the “Partnership Agreement”). The amendment, which became effective on October 7, 2013, provides for a capital account reallocation upon the conversion of a Class B Unit (as defined in the Partnership Agreement). The capital account reallocation allows converted Class B Units to be fungible with Common Units (as defined in the Partnership Agreement) by ensuring that converted Class B Units have like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit (as defined in the Partnership Agreement).

This summary of the amendment is qualified by reference to the full text of the amendment, a copy of which is filed as Exhibit 3.1 to this report, and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit No.	Description

3.1	Amendment No. 3 to the Third Amended and Restated Agreement of Limited Partnership of Boardwalk Pipeline Partners, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP, LP, its general partner

	By:	BOARDWALK GP, LLC, its general partner

		By:	/s/ Jamie L. Buskill
Jamie L. Buskill Senior Vice President, Chief Financial & Administrative Officer and Treasurer

Dated: October 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 3 to the Third Amended and Restated Agreement of Limited Partnership of Boardwalk Pipeline Partners, LP